EXHIBIT 99.1

SIGNET APPOINTS TODD STITZER AN
INDEPENDENT DIRECTOR

Hamilton, Bermuda, December 6, 2011- Signet Jewelers Limited (“Signet”) (NYSE and LSE : SIG) today announced that it has appointed H. Todd Stitzer as an independent director, effective January 9, 2012.

Mr. Stitzer was, until its acquisition by Kraft, Inc. in 2010, the Chief Executive Officer of Cadbury PLC, having joined that company in 1983 as Assistant General Counsel for North America, before moving into strategic planning, and marketing and sales roles.  Mr. Stitzer became CEO of Cadbury PLC’s wholly owned subsidiary, Dr Pepper/7 Up. Inc., in 1997 and then of  Cadbury PLC in 2003.

Mr. Stitzer attended Harvard College and Columbia University Law School and practiced as an attorney with Lord, Day & Lord. He is a director of publicly held Diageo PLC and of privately held Massachusetts Mutual Life Insurance Company.  He is a member of the advisory board of Hamlin Capital Management, a privately held investment advisory firm, and is also a member of the advisory committee to the board of Virgin Group Holdings Ltd., a privately held company.

Sir Malcolm Williamson, Non-executive Chairman of Signet, commented: “On behalf of the Board, I welcome Todd as an independent director of Signet.  I am confident that his broad experience will enable him to make a significant contribution.”

The Company also announced that Sir Malcolm Williamson will not stand for re-election to the Board at the annual general meeting of shareholders to be held in 2012 (the “2012 AGM”).  The Board has agreed to appoint Mr. Stitzer to serve as Signet’s non-executive Chairman, effective following the conclusion of the 2012 AGM, subject to Mr. Stitzer’s election as a director at the 2012 AGM.

Russell Walls, the Chair of Signet’s Nomination and Corporate Governance Committee commented:  “On behalf of the Board, I thank Sir Malcolm for his excellent stewardship of Signet during his years as Chairman.  His outstanding leadership, experience and judgment over his tenure as Chairman have assisted the Group achieve the position it holds today.”

Enquiries:	Sir Malcolm Williamson, Chairman, Signet Jewelers	+1 (441) 296 5872

	Tim Jackson, Investor Relations Director, Signet Jewelers	+1 (441) 296 5872

Press:	Alecia Pulman, ICR, Inc	+1 (203) 682 8224
	Jonathan Glass, Brunswick	+44 (0) 20 7404 5959

Signet is the largest specialty retail jeweler in the US and UK and operated 1,860 stores at October 29, 2011, these included 1,324 stores in the US, where its store concepts include “Kay Jewelers,” “Jared The Galleria Of Jewelry” and a number of regional names.  At the same date, Signet also operated 536 stores in the UK, where its store concepts are “H. Samuel,” “Ernest Jones” and “Leslie Davis.”  Further information on Signet is available at www.signetjewelers.com.  See also www.kay.com, www.jared.com, www.hsamuel.co.uk and www.ernestjones.co.uk.

This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements, based upon management's beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this release and include statements regarding, among other things, Signet's results of operation, financial condition, liquidity, prospects, priorities, growth, strategies and the industry in which Signet operates.  The use of the words "expects," "intends," "anticipates," "estimates," "predicts," "believes," "should," "potential," "may," "forecast," "objective," "plan," or "target," and other similar expressions are intended to identify forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including but not limited to general economic conditions, the merchandising, pricing and inventory policies followed by Signet, the reputation of Signet and its brands, the level of competition in the jewelry sector, the cost and availability of diamonds, gold and other precious metals, regulations relating to consumer credit, seasonality of Signet's business, financial market risks, deterioration in consumers' financial condition, exchange rate fluctuations, changes in consumer attitudes regarding jewelry, management of social, ethical and environmental risks, inadequacy in and disruptions to internal controls and systems, changes in assumptions used in making accounting estimates relating to items such as extended service plans and pensions, and risks relating to Signet being a Bermuda corporation.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially, see the "Risk Factors" section of Signet's Fiscal 2011 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 30, 2011.  Actual results may differ materially from those anticipated in such forward-

looking statements.  Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.